Exhibit 4 (b)

PPL CAPITAL FUNDING, INC.,
Issuer

and

PPL CORPORATION,
Guarantor

TO

THE BANK OF NEW YORK,
(as successor to JPMorgan Chase Bank, N.A.),

Trustee

_________

Supplemental Indenture No. 7

Dated as of July 1, 2007

Supplemental to the Indenture
dated as of November 1, 1997

Establishing a series of Securities designated
6.85% Senior Notes due 2047
limited in aggregate principal amount to $100,000,000

SUPPLEMENTAL INDENTURE No. 7, dated as of July 1, 2007 among PPL CAPITAL FUNDING, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), PPL CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the “Guarantor”), and THE BANK OF NEW YORK, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.), as Trustee (herein called the “Trustee”), under the Indenture dated as of November 1, 1997 (hereinafter called the “Original Indenture”), this Supplemental Indenture No. 7 being supplemental thereto.  The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture.”

Recitals of the Company and the Guarantor

The Original Indenture was authorized, executed and delivered by the Company and the Guarantor to provide for the issuance by the Company from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and for the Guarantee by the Guarantor of the payment of the principal, premium, if any, and interest, if any, on such Securities.

As contemplated by Sections 301 and 1201(f) of the Original Indenture, the Company wishes to establish a series of Securities to be designated “6.85% Senior Notes due 2047” to be limited in aggregate principal amount (except as contemplated in Section 301(b) and the last paragraph of Section 301 of the Original Indenture) to $100,000,000, such series of Securities to be hereinafter sometimes called “Series No. 5.”

As contemplated by Sections 201 and 1402 of the Original Indenture, the Guarantor wishes to establish the form and terms of the Guarantees to be endorsed on the Securities of Series No. 5.

The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 7 to establish the Securities of Series No. 5 and has duly authorized the issuance of such Securities; the Guarantor has duly authorized the execution and delivery of this Supplemental Indenture No. 7 and has duly authorized its Guarantees of the Securities of Series No. 5; and all acts necessary to make this Supplemental Indenture No. 7 a valid agreement of the Company and the Guarantor, to make the Securities of Series No. 5 valid obligations of the Company, and to make the Guarantees valid obligations of the Guarantor, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE No. 7 WITNESSETH:

For and in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of Series No. 5, as follows:

ARTICLE ONE

Fifth Series of Securities

Section 1.  There is hereby created a series of Securities designated “6.85% Senior Notes due 2047” and limited in aggregate principal amount (except as contemplated in Section 301(b) and the last paragraph of Section 301 of the Original Indenture) to $100,000,000.  The forms and terms of the Securities of Series No. 5 shall be established in an Officers’ Certificate of the Company and the Guarantor, as contemplated by Section 301 of the Original Indenture.

Section 2.  The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No. 5, or any portion of the principal amount thereof, as contemplated by Section 701 of the Original Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(A)  an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall arise only upon the delivery to the Company by the Trustee of a notice asserting the deficiency and showing the calculation thereof and shall continue only until the Company shall have delivered to the Trustee an opinion of an independent public accountant of nationally recognized standing to the effect that no such deficiency exists and showing the calculation of the sufficiency of the deposits then held by the Trustee; or

(B)  an Opinion of Counsel to the effect that the Holders of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

ARTICLE TWO

Form of Guarantee

Guarantees to be endorsed on the Securities of Series No. 5 shall be in substantially the form set forth below:

[FORM OF GUARANTEE]

PPL Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Guarantor”, which term includes any successor under the Indenture (the “Indenture”) referred to in the Security upon which this Guarantee is endorsed), for value received, hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed, the due and punctual payment of the principal of and interest, if any, on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, in accordance with the terms of such Security and of the Indenture.  In case of the failure of PPL Capital Funding, Inc., a corporation organized under the laws of the State of Delaware (the “Company,” which term includes any successor under the Indenture), punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or the Indenture, any failure to enforce the provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or change any redemption provisions thereof or change the Stated Maturity thereof.

The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or the Holder of such Security exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in this Guarantee.  This Guarantee shall constitute a guaranty of payment and not of collection.  The Guarantor hereby agrees that, in the event of a default in payment of principal or interest, if any, on such Security, whether at its Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

The obligations of the Guarantor hereunder with respect to such Security shall be continuing and irrevocable until the date upon which the entire principal of and interest, if any, on such Security has been, or has been deemed pursuant to the provisions of Article Seven of the Indenture to have been, paid in full or otherwise discharged.

The Guarantor shall be subrogated to all rights of the Holder of such Security upon which this Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of and interest, if any, on all Securities issued under the Indenture shall have been paid in full.

This Guarantee shall remain in full force and effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of the Security upon which this Guarantee is endorsed, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Holder of such Security, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on such Security, such Security shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.

All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed as of the date first written above.

PPL CORPORATION

By:

[END OF FORM]

ARTICLE THREE

Miscellaneous Provisions

Section 1.  This Supplemental Indenture No. 7 is a supplement to the Original Indenture.  As supplemented by this Supplemental Indenture No. 7, the Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Supplemental Indenture No. 7 shall together constitute one and the same instrument.

Section 2.  The recitals contained in this Supplemental Indenture No. 7 shall be taken as the statements of the Company and the Guarantor, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 7.

Section 3.  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 7 to be duly executed as of the day and year first written above.

PPL CAPITAL FUNDING, INC.

By:           /s/ JAMES E. ABEL
Name: James E. Abel
Title: Treasurer

PPL CORPORATION

By:           /s/ JAMES E. ABEL
Name: James E. Abel
Title: Vice President-Finance andTreasurer

THE BANK OF NEW YORK,
as Trustee

By:           /s/ JOHN ROCHANAKIT
Name: John Rochanakit
Title: Assistant Treasurer